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                                                                    EXHIBIT 24.2

                          POWER OF ATTORNEY FORMS FOR
                      SCHEDULES 13D AND 13G AND FORMS 13F

     I, Jeffrey E. Susskind in my individual capacity and as a principal of Strome, Susskind & Co., hereby appoint Jeffrey S. Lambert as attorney-in-fact and agent, in all capacities, to execute, on my behalf and on behalf of Strome, Susskind & Co., and to file with the appropriate issuers, exchanges and regulatory authorities, any and all Schedules 13G and Forms 13F and documents relating thereto required to be filed under the Securities Exchange Act of 1934, including exhibits, attachments and amendments thereto and request for confidential treatment of information contained therein. I hereby grant to said attorney-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as I could if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     I hereby execute this Power of Attorney as of this 1st day of September
1992.

                                           /s/   JEFFREY SUSSKIND
                                           -------------------------------------
                                           Jeffrey E. Susskind